As filed with the Securities and Exchange Commission on August 19, 2008

Registration No. 333-____________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GEOVIC MINING CORP. (Exact name of registrant as specified in its charter)

DELAWARE	20-5919886
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

743 Horizon Court, Suite 300A

Grand Junction Colorado 81506
(Address of principal executive offices, including zip code)

Geovic Mining Corp. Second Amended and Restated Stock Option Plan (Full title of the plan) ___________________

John E. Sherborne
Chief Executive Officer
743 Horizon Court, Suite 300A
Grand Junction, Colorado 81506
(970) 256-9681
(Name, address, including zip code, and telephone number,
including area code of agent for service)

Copies To:

Alan W. Peryam, Esq. Alan W. Peryam, LLC 555 East 8th Ave Denver, Colorado 80203 (303) 866-0900

     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Ruble 12b-2 of the Exchange Act. (Check one):

        ☐  Large accelerated filer                  ☐ Accelerated filer                         ☒  Non-accelerated filer                                   ☐ Smaller reporting company
                                                                                                                                        (do not check if a
                                                                                                                                   smaller reporting company)

CALCULATION OF REGISTRATION FEE
		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price(2)
Title of securities to be registered	Amount to be Registered (1)			Amount of registration fee

Common Stock, par value $0.0001 per share	18,700,000	$1.15	$21,505,000	$845.15

(1)

This registration statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of common stock, par value $0.0001 per share (the “Common Stock”) which become issuable under the plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)

Pursuant to Rule 457(c) and 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price as to the 18,700,000 shares of Common Stock registered with respect to future issuances under the Plan is based on the average of the high and low prices of the Common Stock reported on the Toronto Stock Exchange on August 18, 2008 and converted into U.S. dollars and is estimated solely for the purpose of calculating the registration  fee.

EXPLANATORY NOTE

The Registrant files this Registration Statement on Form S-8 (the "Registration Statement") relating to the sale of up to 18,700,000 shares of Common Stock, par value $0.0001 per share, of the Registrant. The shares of Common Stock are deliverable upon exercise of stock options granted under the Geovic Mining Corp. Amended and Restated Stock Option Plan (the "Plan"), which was amended on June 6, 2008. The Plan, and the shares issuable thereunder, were originally registered with the Securities and Exchange Commission on the Registrant’s Registration Statement on Form S-8 (Registration No. 333-148843), the contents of which are hereby incorporated by reference in their entirety.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits. See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Grand Junction, State of Colorado on the 19th day of August 2008.

Geovic Mining Corp By: /s/ John E. Sherborne
Name: John E. Sherborne Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints, jointly and severally, John E. Sherborne, William A. Buckovic and Greg Hill, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign (1) a registration statement on Form S-8, or such other form as may be recommended by counsel, to be filed with the Securities and Exchange Commission (the “Commission”), and any and all amendments and post-effective amendments thereto, and any and all post-effective amendments to registration statements or statements on Form S-8 previously filed with the Commission, and any and all instruments and documents filed as a part of or in connection with the said registration statement or amendments thereto, with respect to the Company’s benefit and incentive plans, and (2) any registration statements, reports and applications relating thereto to be filed by the Company with the Commission and/or any national securities exchanges under the Securities Exchange Act of 1934, as amended, and any and all amendments thereto, and any and all instruments and documents filed as part of or in connection with such registration statements or reports or amendments thereto; granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that the said attorneys-in-fact and agents or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

Signature	Title	Date

/s/ John E. Sherborne	Chief Executive Officer and Director	August 19, 2008
John E. Sherborne	(Principal Executive Officer)

/s/ William A. Buckovic	President and Director	August 19, 2008
William A. Buckovic

/s/ Greg Hill	Chief Financial Officer	August 19, 2008
Greg Hill	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Robert J. (Don) MacDonald	Director	August 19, 2008
Robert J. (Don) MacDonald

/s/ Michael T. Mason	Director	August 19, 2008
Michael T. Mason

/s/ Wade Nesmith	Director	August 19, 2008
Wade Nesmith

/s/ Gregg Sedun	Director	August 19, 2008
Gregg Sedun

Exhibit Index

	Exhibit Number	Description

	4.1	Certificate of Incorporation (incorporated herein by reference to the Registrant’s Registration Statement on Form 10 (No. 000-52646), filed with the Commission on May 14, 2007).

	4.2	By-Laws (incorporated herein by reference to the Registrant’s Registration Statement on Form 10 (No. 000-52646), filed with the Commission on May 14, 2007).

*	4.4	Geovic Mining Corp. Second Amended and Restated Stock Option Plan (June 6, 2008).

*	5.1	Opinion of Zupkus & Angell, P.C. regarding the legality of the securities being offered hereby.

*	23.1	Consent of Ernst & Young LLP.

*	23.2	Consent of Pincock, Allen and Holt.

*	24.1	Powers of Attorney (included on signature page of this Registration Statement on Form S-8).

	* Filed herewith.